UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 22, 2005

Hungarian Telephone and Cable Corp.
(Exact name of Registrant as specified in its charter)

Delaware 1-11484 13-3652685
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)

1201 Third Avenue, Suite 3400 Seattle, WA 98101-3034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (206) 654-0204

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On June 22, 2005, Hungarian Telephone and Cable Corp. (the "Registrant") entered into an agreement ("Termination Agreement") to terminate the existing employment agreement ("Employment Agreement") of Jan Mulder. Mr. Mulder was the Chief Executive Officer of PanTel Rt. ("PanTel"). The Registrant acquired PanTel on February 28, 2005. As part of the restructuring of the Registrant's management to integrate PanTel into the Registrant's business, the Registrant eliminated Mr. Mulder's position. The Termination Agreement provides for the Registrant to pay Mr. Mulder a one-time lump sum payment of EUR 456,500, which amount includes all severance payments payable as a result of the early termination of the Employment Agreement. The Termination Agreement contains certain non-competition provisions which prevent Mr. Mulder from competing with the Registrant through February 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUNGARIAN TELEPHONE AND CABLE CORP.

Date: June 23, 2005 By: /s/ Peter T. Noone

Peter T. Noone

General Counsel